Report of Independent Registered Public Accounting Firm
To the Members of
LED Holdings, LLC
We have audited the accompanying consolidated balance sheets of LED Holdings, LLC and subsidiary (the Company) as of August 31, 2007 and June 14, 2007 and the related consolidated statements of operations, changes in members’ equity and cash flows for the period from June 14 to August 31, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of LED Holdings, LLC and subsidiary as of August 31, 2007 and June 14, 2007, and the consolidated results of their operations and cash flows for the period from June 14 to August 31, 2007, in conformity with United States generally accepted accounting principles.
/s/ Turner, Stone & Company, L.L.P.
Certified Public Accountants
Dallas, Texas
December 7, 2007

LED Holdings, LLC
Consolidated balance sheets as of August 31
and June 14, 2007

	August 31	June 14,
	2007	2007
Current assets
Cash and cash equivalents	$10,334,341	$8,925,700
Accounts receivable, net of allowance	1,177,109	1,536,780
Inventory, net of allowances	1,126,078	992,604
Prepaid expenses and other current assets	2,790	3,385

Total current assets	12,640,318	11,458,469

Property and equipment, net	201,217	117,410

Other assets
Investments, at cost	86,528	86,528
Intangible assets, net of amortization (Note 6)
Technology and patents	2,798,222	2,890,000
Software	1,933,333	2,000,000
Trademarks	355,250	360,000
Customer relationships	719,333	730,000
Goodwill	1,620,200	1,620,200
Deferred Tax asset	—	—
Deposits	12,434	12,434

Total assets	$20,366,835	$19,275,041

Current liabilities
Accounts payable	$196,118	$231,080
Accrued expenses	99,950	864,822

Total current liabilities	296,068	1,095,902

Minority Interest in income of subsidiary	90,313	87,106

Members’ equity
Class A Common, no par value shares 1,100,000 authorized 1,100,000 and 760,000 issued and outstanding, respectively, net of stock issuance expenses	9,335,128	6,835,128
Class B Common, no par value shares 1,000,000 authorized and outstanding	11,256,905	11,256,905

Retained deficit	(611,579)	—

Total members’ equity	19,980,454	18,092,033

Total liabilities and members’ equity	$20,366,835	$19,275,041

The accompanying notes are an integral part of the consolidated financial statements.

LED Holdings, LLC
Consolidated Statement of Operations for the Period
June 14, 2007 — August 31, 2007

Revenue	$1,270,683
Cost of goods sold	1,134,831

Gross margin	135,852

Operating expenses
Selling, general and administrative	278,122
Compensation and related expenses	184,651
Professional fees	166,365
Depreciation and amortization	178,124

Total operating expense	807,262

Loss from operations	(671,410)

Other income
Interest income	62,491
Other, net	547

Total other income	63,038

Loss before minority interest in income of subsidiary	(608,372)

Plus: Minority interest in income of subsidiary	(3,207)

Net loss	$(611,579)

The accompanying notes are an integral part of the consolidated financial statements.

LED Holdings, LLC
Consolidated Statement of Changes in Members’ Equity
for the period June 14, 2007 through August 31, 2007

	Class A		Class B
	Shares	Class A	Shares	Class B	Retained
	Outstanding	Balance	Outstanding	Balance	Deficit	Total
Balance — June 14, 2007	760,000	$6,835,128	1,000,000	$11,256,905	$—	$18,092,033

Issuance of Class A Stock	250,000	2,500,000	—	—	—	$2,500,000

Net Loss June 14, 2007 - August 31, 2007	—	—	—	—	(611,579)	$(611,579)

Balance — August 31, 2007	1,010,000	$9,335,128	1,000,000	$11,256,905	$(611,579)	$19,980,454

The accompanying notes are an integral part of the consolidated financial statements.

LED Holdings, LLC and Subsidiary
Consolidated Statement of Cash Flows
for the Period June 14, 2007 through August 31, 2007

Operating Activities
Net loss	(611,579)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	178,124

Changes in:
Accounts receivable	359,671
Inventory	(133,474)
Prepaid expenses and other assets	595
Accounts payable	(34,961)
Accrued expenses	(764,872)

Net cash used by operations	(1,006,496)

Investing activities
Purchase of property and equipment	(88,070)

Net cash used by investing activities	(88,070)

Financing activities
Earnings due to minority interest	3,207
Issuance of 250,000 shares of Class A Common	2,500,000

Net cash provided by financing activities	2,503,207

Net increase in cash	1,408,641
Cash at beginning of period	8,925,700

Cash at end of period	10,334,341

The accompanying notes are an integral part of the consolidated financial statements.

LED HOLDINGS, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1: NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Business
LED Holdings, LLC (the “Company” or “LED Holdings”) is a Delaware corporation organized in 2007 for the purpose of acquiring the net assets of LED Effects, Inc. and subsidiary (“LED Effects”) a Nevada Corporation formed in 1993. During the period June 14, 2007 through August 31, 2007, LED Holdings had one subsidiary, LED Effects KK (Japan) (“LED Japan”). All intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.
LED Holdings designs, engineer, manufactures and markets custom Light Emitting Diodes (“LED”) lighting and digital lighting controls for customers worldwide. Additionally, the Company is a certified value-added reseller for Phillips Solid State Lighting. The Company’s products are used for applications in architectural, special effects, display, stage, casino and theater lighting as well as components for video walls and slot machines. These systems use our own digital RGB control technology or industry standards such as CMX512.
Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.
Cash and cash equivalents
All highly liquid investments with original maturities of three months or less at date of purchase are carried at cost, which approximates fair value, and are considered to be cash equivalents.
The Company maintains balances in cash accounts which could exceed federally insured limits or in cash accounts that are not eligible for federal deposit insurance. The Company has not experienced any losses from maintaining balances in such cash accounts. Management believes that the Company does not have significant credit risk related to its cash accounts.
Accounts Receivable
Account receivables are carried at the estimated net realizable value. The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. We determine the allowance based on known troubled accounts, historical experience, and other currently available evidence. The amounts in the allowance for doubtful accounts was $299,952 and $321,713 at August 31, 2007 and June 14, 2007, respectively.
Inventories
Inventories, which consist of raw materials and components and work-in-process are stated at standard costs which approximate the First In, First Out (FIFO) method of pricing inventory. See Note 3.

Property and equipment
Property and equipment are carried at depreciated cost. Depreciation is provided using the straight-line method over the estimated economic lives of the assets, which range from two to five years. Leasehold improvements are amortized over the term of the lease.
Depreciation expense for the period was $4,262.
Intangible Assets
Intangible assets include purchased intangibles of Technology/Patents, Trademarks, Customer Relations and Software. These assets have finite lives and are amortized over those lives which range from 5 years to 20 years. The Company also recorded Goodwill an intangible asset with an indeterminate life. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets are not amortized. Amortization of the assets begins in the first full month following their acquisition. See Note 6.
Amortization expense for the period was $173,862.
Impairment
The Company evaluates the carrying value of its long-lived assets and identifiable intangibles when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The review includes an assessment of industry factors, contract retentions, cash flow projections and other factors the Company believes are relevant.
Sales
The majority of the Company’s sales are based on projects that have a term of less than 3 months. These product sales are recorded when the products are shipped and title passes to customers. Where sales of product are subject to certain customer acceptance terms, revenue from the sale is recognized once these terms have been met.
As of the date of this report, the Company has no reason to believe that an allowance for material product returns is necessary.
Research and Development
The Company expenses all research and development costs as part of its normal on-going daily activities and is not segregated into specific identifiable activities. Research and development includes amounts for design prototypes and modifications made to existing prototypes, as incurred, except for prototypes that have alternative future uses. Costs incurred for building of production tooling and molds are capitalized and usually charged to the customer as part of the project. The Company does not provide for a separate designation for costs incurred in research and development.
Concentration of Credit Risk
A relatively limited number of customers account for a large percentage of the Company’s total sales. For the period June 14, 2007 through August 31, 2007, two customers represented sales of 10% or greater than the total consolidated sales. The sales to these customers accounted for approximately 25% and 18% of the total sales for the period. These customers also accounted for approximately 28% and 19%, respectively, of trade accounts receivable as of August 31, 2007. The Company closely monitors the credit risk associate with its customers
Members’ Equity
The Company records stock issuance expenses as a reduction of the total value of the equity securities issued. At August 31, 2007 and June 14, 2007, the Company had recorded $764,872 as stock, issuance expenses. These costs were related to the issue of Class A Common Stock and have been recorded as a reduction of the value of the Class A Common Stock.

NOTE 2: FAIR VALUE OF FINANCIAL INSTRUMENTS
SFAS No. 107 — Disclosures About Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments.
Cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other current liabilities are carried at book value amounts which approximate fair value due to the short-term maturity of these instruments.
NOTE 3: INVENTORY
At June 14, 2007 and August 31, 2007, respectively, inventory is comprised of the following:

	August 31, 2007	June 13, 2007
Raw Materials	$802,409	$839,462
Work in Process	403,909	244,472
Allowance for obsolete items	(80,240)	(91,330)

Net Inventory	$1,126,078	$992,604

NOTE 4: PROPERTY AND EQUIPMENT
     Property and equipment consists of the following:

	August 31, 2007	June 13, 2007
Equipment and furniture	$—	$—
Leasehold improvements	205,479	117,410

Total cost	205,479	117,410
Accumulated depreciation	4,262	0

Net book value	$201,217	$117,410

NOTE 5: INCOME TAXES
LED Holdings, LLC is a limited liability corporation (“LLC”). As a result, all income taxes related to the income of the business is passed through to its stockholders. As the income taxes payable or recoverable related to the operations of LED Holdings is passed through to the stockholders, LED Holdings has not recorded a tax provision for either current or deferred taxes.
NOTE 6: INTANGIBLE ASSETS
SFAS No. 142, Goodwill and Other Intangible Assets, specifies that intangible assets that have finite lives are to be amortized over their estimated useful lives. The values of the intangible assets are all based on appraisals conducted by independent third parties. The intangible assets of the Company, the original fair value and the useful lives are detailed below:

	Fair Value	Useful Life
Technology / Patents	$2,890,000	7.5 years
Software	$2,000,000	5.0 years
Trademarks	$360,000	20.0 years
Customer relations	$730,000	15.0 years
Goodwill	$1,620,200	Not determinable

Below is the five year amortization table (in thousands) for the intangible assets:

	2008	2009	2010	2011	2012
Technology / Patents	$385	385	385	385	385
Software	400	400	400	400	200
Trademarks	18	18	18	18	18
Customer relations	49	49	49	49	49

Total	$852	852	852	852	652

NOTE 7: BUSINESS SEGMENT INFORMATION
The Company has determined that it has two reportable segments organized along geographical areas – LED Effects US and LED Effects Japan (Asia). The accounting policies of the segments are the same as those described in the Summary of Significant Accounting Policies (Note 1). The LED Effects US segment consists of operations in the United States while the LED Effects Japan (Asia) segment operates primarily in Japan but also has projects in other Southeast Asia countries.
Summary of Net Sales by Geographic Area

	US	Japan	Total
2007	$1,219,521	$51,162	$1,270,683
Summary of Net Assets by Geographic Segment

	US	Japan	Total
August 31,2007	$18,952,541	$1,414,294	$20,366,835
June 14, 2007	$17,892,813	$1,382,228	$19,275,041
NOTE 8: COMMITMENTS AND CONTINGENCIES
Leased office space
The Company occupies manufacturing, warehousing and office space in Rancho Cordova, CA that is leased for 5 years from a third party for approximately $14,500 per month under an agreement that concludes in 2012. The Company also leases space in Japan on a month-to-month basis at a total rate of approximately $650 per month.

Lease Payments
2007	72,785
2008	176,868
2009	182,174
2010	187,638
2011	193,268
2012	114,688
Legal Matters
From time to time, the Company may become involved in lawsuits or other legal proceedings through the ordinary course of operating its business. The Company does not believe these actions will have a material effect on its consolidated financial statements.
Agreements with Contract Manufacturers
The Company currently depends on a small number of contract manufacturers to manufacture its products. If any of these contract manufacturers were to terminate their agreements with the Company or fail to provide the required capacity and quality on a timely basis, the Company may be unable to manufacture and ship products until replacement contract manufacturing services could be obtained.

NOTE 9: SUBSEQUENT EVENTS
On October 4, 2007, LED Holdings entered into an Exchange and Contribution Agreement with Lighting Science Group Corporation (“Lighting Science) pursuant to which LED Holdings transferred and assigned substantially all of its assets including, among other things, $15,000,000, 180 shares of common stock of LED Effects Japan KK, 200 shares of common stock of Kabushiki Kaisha LED Systems, leases, equipment, inventory, accounts receivable, contracts, permits, records, and intellectual property to Lighting Science in exchange for 2,000,000 shares of Lighting Science’s newly designated Series B Preferred Stock, par value $.001 per share and 318,574,665 shares of Lighting Science’s Common Stock, par value $.001 per share and collectively with the Series B Stock, the exchange consideration representing 70% of the fully-diluted capital stock of Lighting Science and 80% of the voting power of all outstanding shares of capital stock of Lighting Science as of October 4, 2007. In conjunction with the transactions contemplated by the Exchange and Contribution Agreement, the Board of Directors of Lighting Science authorized a 1 for 20 reverse stock split, which will be submitted to Lighting Science’s stockholders for approval. Because LED Holdings holds approximately 80% of voting power of Lighting Science, it is anticipated that the reverse stock split will be approved.